Re:  DEFA14A (Additional Proxy Soliciting Materials-
Definitive) to the 1994 Univar Corporation Proxy Materials
Filed via EDGAR on June 27, 1994, Commission File #1-5858

The following is an amendment to the section entitled
Agreements with Royal Pakhoed N.V., subsection entitled
Univar Europe Shareholder Agreement.


Under the Shareholder Agreement, Pakhoed had a unilateral right to require Univar to acquire Pakhoed's 49% interest in Univar Europe. In May, 1994, Pakhoed gave notice to Univar that Pakhoed had elected to require Univar to purchase Pakhoed's interest in Univar Europe. Under the terms of the Shareholder Agreement, Univar has designated September 1, 1994 as the date on which it will purchase said interest.



Following is the amended proxy card:

                  PROXY--UNIVAR CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for the 1994 Annual Meeting

     The undersigned hereby appoints James H. Wiborg, James
W. Bernard and James L. Fletcher, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual
Meeting of the Corporation to be held on August 25, 1994 at 10:00 a.m. and at any adjournments thereof.

     Your Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

1.   Election of Directors

     Nominees: James W. Bernard    Roy E. Wansik
               John G. Scriven     James H. Wiborg

     FOR all nominees  [ ]              WITHHOLD AUTHORITY            [ ]
     (except as marked                  to vote for all
      to the contrary)*                 nominees

*To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

- -----------------------------------------------------------------------

2.   Proposal to approve the 1993 Non-Employee Director
     Stock Option Plan

          FOR  [ ]       AGAINST [ ]       ABSTAIN [ ]


                PLEASE DO NOT FOLD (continued on other side)

                                 (continued from other side)

3.   Proposal to approve the amendment to 1992 Long-Term
     Incentive Plan

          FOR  [ ]       AGAINST [ ]       ABSTAIN [ ]

4.   Proposal to approve the amendment to the Univar
     Corporation Stock Purchase Plan

          FOR  [ ]       AGAINST [ ]       ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted and will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2, 3, AND 4.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Date:                               ,1994
     -----------------------------

(Signature)
             -------------------------------

(Signature, if held jointly)
                         ----------------------------

         IMPORTANT, PLEASE SIGN AND RETURN PROMPTLY.